Exhibit 16.1

August 3, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Micro Focus International plc, which will be filed with the Securities and Exchange Commission, pursuant to Item 16F(a) of Form 20-F as part of this Form F-4 of  Micro Focus International plc dated August 3, 2017.  We agree with the statements concerning our Firm in such Form F-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom